UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019
KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
Mini-Tender Recommendation
On September 25, 2019, KBS Strategic Opportunity REIT, Inc. (the “Company”) approved recommending to its stockholders that they reject a mini-tender offer to be made by Comrit Investments 1, Limited Partnership for up to 691,563 shares of the Company’s common stock, which is approximately 1.0% of the outstanding shares. The Company anticipates commencing distribution to its stockholders of the response containing this recommendation, appearing as Exhibit 99.1, on or about October 16, 2019.
Liquidation Postponement
The Company’s charter requires that the Company seek stockholder approval of the Company’s liquidation if its shares of common stock are not listed on a national securities exchange by July 31, 2019, unless a majority of the Company’s independent directors determines that liquidation is not then in the best interest of the Company’s stockholders. On September 25, 2019, the conflicts committee unanimously determined to postpone approval of the Company’s liquidation while the Company continues to evaluate possible strategic alternatives for the Company. The Company’s charter requires that the conflicts committee revisit the issue of liquidation at least annually.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description
99.1	KBS Strategic Opportunity REIT, Inc. Response to Mini-Tender Offer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: October 16, 2019	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary